Exhibit 10.4

MASTER SUPPLIER AGREEMENT #20260602
This Master Supplier Agreement (the “Agreement”) is entered into as of June 25, 2026 (the “Effective Date”) between:
SWARMER ESTONIA OÜ, registered in Estonia under number [***], with registered office at [***] (“SWARMER”); and
PROGRESS TRW S.R.O., registered in Czech Republic under registration number [***], having its registered office at [***] (the “CUSTOMER”)
(separately referred to as the “Party” and jointly as the “Parties”), as follows:
1. DEFINITIONS

“Affiliate” means, with respect to a Party, any entity, whether incorporated or not, that now or hereafter directly or indirectly controls, is controlled by, or is under common control with such Party. For purposes of this definition, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the affairs, management, or policies of such entity, whether through ownership of voting securities or voting interests, as trustee, personal representative, or executor, by contract, or otherwise.

“Allocated Customer Repository” means the clearinghouse for CUSTOMER purchased licenses.

“Applicable Export Control Laws” means all applicable export control, import control, and trade sanctions laws and regulations, including Regulation (EU) 2021/821 (as amended from time to time), the Export Control Act 2002 and the Export Control Order 2008 of the United Kingdom (as amended from time to time), the U.S. Export Administration Regulations (EAR) to the extent applicable, the U.S. International Traffic in Arms Regulations (ITAR) to the extent applicable, and any equivalent legislation of the jurisdiction in which the CUSTOMER or its Partners or End-Users are registered, established, or operating.

“Business Day” means a day which is not a Saturday, a Sunday nor a public holiday, and means a day when banks are open for business either in the Republic of Estonia (for SWARMER’s obligations) or in the country of incorporation of the CUSTOMER (for CUSTOMER’s obligations).

 “Confidential Information” means any information disclosed by the disclosing Party to the receiving Party, including any information disclosed prior to the Effective Date, either directly or indirectly in writing, orally or by inspection of tangible objects (including, without limitation, research, product plans, products, services, equipment, customers, markets, software, inventions, processes, designs, drawings, hardware, formulations, specifications, product configuration information, marketing and finance documents, prototypes, samples, data sets, and equipment), whether or not designated as “confidential” at the time of disclosure. Confidential Information may also include information of a third party that is in disclosing Party’s possession and is disclosed to the receiving Party under this Agreement.

“CUSTOMER’s Property” means, including but not limited to, the Integrated Products, CUSTOMER’s Marks, Marketing Materials, CUSTOMER’s Confidential Information, API, and other technologies, trade secrets, and materials developed by the CUSTOMER or third parties upon the CUSTOMER’s request, whether it is registered or not.

“Deliverable” means any product or work (including but not limited to drawings, documents, designs, photos, graphics, artwork, models, videos, logos, typographical arrangements, software, source code and object code, audio, audiovisual, user interface, text, characters, setting and all other materials in whatever form) created or carried out by SWARMER for the CUSTOMER as part of the Services, whether in physical or digital form of any kind, and including preparatory materials, drafts, work in progress and completed versions, modifications and updates, including without limitation the work detailed in a corresponding Statement of Work.

“End-User” means any natural or legal person who is intended to be an actual user and beneficiary of the Integrated Product with the installed Software exploitation which is not subject to restrictions set out in Section 9.2 of this Agreement.

Exhibit 10.4

“End-User Documentation” means the materials, instructions, handbooks, manuals, and descriptions developed by SWARMER in any form or medium which describe the functionality, components, features, or requirements of the Software, including any aspect of the installation, configuration, integration, operation, or use of the Software.

“Error” means bug or deficiency referring to instances where the Software clearly does not work as intended and in a way that affects the End-User in an adverse way. This definition does not cover instances in which the End-User would like the Software to work differently, but the way the Software currently works is within the bounds of the intended design and release notes.

“EULA” means a legally binding contract between SWARMER and the End-User, defining the terms, conditions, restrictions, and rights for using the Software, which is attached as Annex 4 hereto and may be amended from time to time at SWARMER’s sole discretion.

“Integrated Product” means a certain type and/or model of an unmanned aerial vehicle (UAV), as specified in the relevant Statement of Work, manufactured by the CUSTOMER that has undergone integration with SWARMER’s Software and is enabled for SWARMER’s Software installation.

“Intellectual Property Rights” means any and all intellectual property rights of any nature anywhere in the world, including patents, utility models, rights to inventions, copyright and related rights, rights in computer software, database rights, trade marks and service marks, logos, business names and domain names, rights in get-up and trade dress, goodwill, rights in designs, rights to use and protect the confidentiality of, confidential information (including know-how and trade secrets), moral rights, publicity rights, performance rights, synchronization rights, mechanical rights, publishing, and transmission rights and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

“License” means certain license and rights to each copy of the Software granted by SWARMER to the CUSTOMER under terms and conditions as set out in Section 7.1 of this Agreement for use with the Integrated Product.

“License Fee” means a purchase fee for one (1) ordered and granted License under the relevant Statement of Work.

“Maintenance Release” means any update, upgrade, release, or other adaptation or modification of the Software, including any updated End-User Documentation, including error corrections, enhancements, improvements, or other changes to the user interface, functionality, compatibility, capabilities, performance, efficiency, or quality of the Software.

“Mark” means any:

1.
trademark, service mark, trade name, logo, domain name, or any other brand-identity, or any element thereof;
2.
name, model, and version (if applicable) of the Integrated Product and Software and their visual designs and pictures,

whether registered or not, as may be designated and communicated from time to time by one Party to the other.

“Marketing Materials” mean any and all advertising, promotional, marketing, editorial, PR (including any press releases and announcements), and other materials created, issued, published or circulated by or on behalf of the Party in connection with the advertising, marketing and/or promotional activities related to the Integrated Product with the installed Software, which make use of or reference to the CUSTOMER’s Property and/or SWARMER’s Property or otherwise suggest an association with the CUSTOMER or SWARMER respectively.

“Open Source Component“ means any software component that is provided under this Agreement as part of the Software that is subject to any open source license agreement, including any software available under the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any other license that is approved by the Open Source Initiative.

Exhibit 10.4

“Operational Data” means any and all data, information, recordings, outputs, and materials generated, captured, recorded, transmitted, processed, or derived in connection with the operation, testing, demonstration, deployment, or use of any Integrated Product with the Software installed therein, including without limitation telemetry data, technical logs, diagnostics, performance data, sensor data, metadata, coordinates, still images, video recordings, and any visual, imaging, optical, or camera-generated materials, in each case whether in raw or processed form.

“Partner” means any legal entity that enters into an agreement with the CUSTOMER for the purpose of further reselling or commercializing Integrated Products with the installed Software to the End-User and that is not subject to restrictions as set out in Section 9.2 of this Agreement.

“Proxy” means any natural person, entity, organisation, group, formation, unit, association, movement, or other person or arrangement, whether legal or illegal, formal or informal, state or non-state, military, paramilitary, political, quasi-political, armed, or otherwise, that is directly or indirectly owned, controlled, directed, financed, supported, coordinated, sponsored, supplied, or otherwise acting for or on behalf of, or for the benefit of, any person resident in, organised under the laws of, or operating from the Restricted Territory.

“Restricted Territory” means any of the Russian Federation, temporarily occupied and annexed territories of Ukraine controlled by Russian Federation, Republic of Belarus, Islamic Republic of Iran, Syrian Arab Republic, Democratic People's Republic of Korea, Republic of the Union of Myanmar, or People’s Republic of China, Republic of Cuba, Bolivarian Republic of Venezuela, State of Eritrea, Federal Republic of Somalia, Republic of South Sudan, and (i) any other territory or jurisdiction that becomes subject to comprehensive territorial sanctions, a total trade embargo, or an arms embargo imposed by any authority referred to in Section 9.2(a) of this Agreement, such inclusion to take effect automatically upon the date on which the relevant sanctions, embargo, or restrictive measures enter into force without any further notice or designation by SWARMER being required; and (ii) any other territory as may be designated by SWARMER by written notice to the CUSTOMER from time to time.

“Software Services” means granting access by SWARMER to a certain quantity of Licenses, which includes the Standard Support Services provision.
“Software” means the object code version of SWARMER’s product “Swarmer Platform” consisting of “Swarmer OS”, “Swarmer AI”, and “Swarmer UI”, described in Annex 1 hereto.
“Standard Support Services” mean technical support and maintenance services to be provided by SWARMER in relation to the proper performance of the Software under the terms set out in Annex 2 hereto.

“SWARMER’s Property” means, including but not limited to, the Software, End-User Documentation, SWARMER’s Marks, Marketing Materials, SWARMER’s Confidential Information, APIs (application programming interfaces), and other technologies, trade secrets, and materials developed by SWARMER or third parties upon SWARMER’s request, whether it is registered or not.

“Statement of Work” or “SOW” means a written document providing a specific authorization by the CUSTOMER to SWARMER to proceed with the sale of Software Licenses during the term of the Agreement. The first such Statement of Work is attached hereto as Annex 3 to the Agreement. All future Statements of Work shall be in substantially the form set forth in Annex 3 and shall be delivered to the other Party via the Notice procedures set forth herein when commercially reasonable. The Parties may determine to provide future Statements of Work without adherence to the Notice section of this Agreement in their sole discretion. A fully-executed copy of any Statement of Work shall evidence agreement of both Parties to engage on such terms.

Definitions not expressly listed in Section 1 above may appear in other Sections of the Agreement and Statement of Works.
2. SUBJECT OF THE AGREEMENT

2.1. Upon request of the CUSTOMER and subject to the terms and condition of the present Agreement and the relevant Statement of Work, SWARMER undertakes to perform the Services as agreed by the Parties in the relevant Statement of Work.

Exhibit 10.4

2.2. The Parties agreed that this Agreement does not impose any exclusivity obligations on either Party, i.e. SWARMER shall be entitled to provide Services to any third party, and the CUSTOMER shall be entitled to order the Services from any third party.

2.3. The CUSTOMER under this Agreement shall not be considered as a reseller or distributor of the Software. Nothing contained in this Agreement creates any franchise, dealership, agency, or business opportunity relationship between the Parties. The CUSTOMER acknowledges that it does not and will not offer or sell Integrated Products under a business or marketing plan or system prescribed by SWARMER and that the CUSTOMER sells Integrated Products at prices set solely by the CUSTOMER.

2.4. Nothing in this Agreement shall be construed or treated as a co-manufacturing of the Integrated Products. SWARMER shall have no obligation to develop and produce the Integrated Products separately or in cooperation with the CUSTOMER.

3. PERFORMANCE
3.1. Statement of Work
Software Services under this Agreement shall be performed by SWARMER on the basis of Statement of Works.

The Statement of Work shall contain all the necessary conditions of Services performance agreed by the Parties and the requirements imposed upon such Services by the CUSTOMER, in particular the type of Services, the Deliverables to be developed (if any), the delivery of Services performance, the Service Fee (or method of its calculation), the License Fee (if any), and other provisions that SWARMER and the CUSTOMER deem necessary to agree upon.

If the CUSTOMER desires to involve SWARMER in the performance of particular Services, the CUSTOMER shall inform thereof SWARMER, who in turn shall prepare a Statement of Work for Services and submit it to the CUSTOMER for consideration, approval and signing. The Statement of Work becomes an integral part of the present Agreement from the effective date specified in the corresponding Statement of Work.

In case of any discrepancies between the Agreement and the Statement of Work, the Statement of Work shall prevail, except with respect to Section 7 (License Terms and Ownership), Section 9 (Restrictions and CUSTOMER’s Obligations), Section 11 (Warranties), Section 12 (Indemnification), and Section 13 (Limitation of Liability), which shall prevail over any conflicting provisions of any Statement of Work.

3.2. Delivery of the Software Services

SWARMER shall provide Software Services by:

(a)
granting the CUSTOMER certain quantity of Licenses agreed upon by the Parties in the relevant Statement of Work by means of issuing activation keys for each granted License; and
(b)
assigning the CUSTOMER Licenses via the Allocated Customer Repository upon SWARMER’s obtaining the relevant export license, issued by the Estonian Strategic Goods Commission (if applicable).

4. ACCEPTANCE
Once CUSTOMER has accessed the Licenses via the Allocated Customer Repository, the Licenses shall be deemed accepted.
5. FEES
5.1. CUSTOMER shall pay the Fee specified in the Statement of Work.

5.2. Each SWARMER’s invoice shall: (a) be in English or contain English as one of its language versions; (b) contain SWARMER full address (including post code), full bank details, and reference to this Agreement in details of payment; (c) reference to the respective Statement of Work number and date.

Exhibit 10.4

5.3. Unless stated otherwise in the respective Statement of Work, the CUSTOMER shall pay the correctly issued invoice within fifteen (15) calendar days of its receipt by the CUSTOMER (the “Payment Term”). If SWARMER re-issues an invoice for any reason, the Payment Term shall be counted from the day of receipt by the CUSTOMER of the newly issued invoice. If the last day of the Payment Term falls on a non-Business Day, the Payment Term shall be extended to the next Business Day.

5.4. The CUSTOMER shall pay all Fees, as well as any other costs, duties, and levies under this Agreement, as well as VAT, GST or their equivalent. Any withholding tax (the “WHT”) applicable on SWARMER’s invoices shall be borne by the CUSTOMER, such that amount received by SWARMER after deduction of the WHT equals the full amount stated on the relevant invoice. SWARMER will work with the CUSTOMER, to the extent reasonable, including providing relevant documentation where applicable, reduce or mitigate the WHT to the extent permitted by the applicable law. However, to the extent any portion of such WHT cannot be waived, reduced, or exempted, that deducted amount shall be borne by the CUSTOMER. Each Party shall be responsible for its own taxes, contributions, and duties required under any applicable laws or regulations. The CUSTOMER shall pay any banking fees for outgoing bank transfers and SWARMER shall pay any subsequent banking fees charged by intermediary banks and Swarmer’s bank.

5.5. SWARMER will bill the CUSTOMER all Fees in a currency mutually agreed by the Parties in the relevant Statement of Work.
5.6. If applicable, the fee for the Standard Support Services shall be outlined in Annex 2.

5.7. Except otherwise expressly provided in the relevant Statement of Work, each Party is solely responsible and liable for all costs and expenses it incurs in entering into and performing this Agreement.

5.8. If the CUSTOMER fails to make any payment when due, SWARMER may disable or suspend its grant of Licenses of, or performance of Non-Standard Services relating to, Software until all past due amounts and interest thereon have been paid, without incurring any obligation or liability to the CUSTOMER.

6. CONFIDENTIALITY

6.1. Each Party shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, the receiving Party shall take at least those measures it employs to protect its own most highly confidential information. The receiving Party shall immediately notify the disclosing Party of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of Confidential Information.

6.2. Confidential Information shall not include any information that the receiving Party can prove: (i) was publicly known or made generally available without a duty of confidentiality prior to the time of disclosure to the receiving Party by the disclosing Party; (ii) becomes publicly known or made generally available without a duty of confidentiality after disclosure to the receiving Party by the disclosing Party through no action or inaction of the receiving Party; or (iii) is in the rightful possession of the receiving Party without confidentiality obligations at the time of disclosure by the disclosing Party to the receiving Party as shown by the receiving Party’s then-contemporaneous written files and records kept in the ordinary course of business; or (iv) was independently developed by the receiving Party without use of or reference to any Confidential Information of the disclosing Party, as demonstrated by the receiving Part’s written records.

6.3. The receiving Party shall not use any Confidential Information for any purpose except to duly performance of its obligations contained in the Agreement and relevant Statement of Works. The receiving Party shall not:

(a)
disclose any Confidential Information or permit any Confidential Information to be disclosed, either directly or indirectly, to any third party without the disclosing Party’s prior written consent;
(b)
disclose any Confidential Information to any person, except that the receiving Party may disclose Confidential Information to those employees, consultants, and independent contractors of the receiving Party or its Affiliates who have a genuine need to access such information for the

Exhibit 10.4

purpose of performing obligations under this Agreement and the relevant Statement of Works. Any such disclosure shall be subject to the following conditions:
(i)
prior to receiving access to any Confidential Information, each such employee, consultant, or independent contractor shall have executed a written confidentiality undertaking with terms at least as protective of the disclosing Party’s Confidential Information as the provisions of this Agreement; and
(ii)
the receiving Party shall remain fully responsible and liable for any breach of this Section by any person to whom it has disclosed Confidential Information in accordance with this provision;
(c)
reverse engineer, disassemble, or decompile any prototypes, software, samples, or other tangible objects that embody the disclosing Part’s Confidential Information;
(d)
make any copies of the Confidential Information unless the same are previously approved in writing by the disclosing Party.

6.4. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” THE DISCLOSING PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING THE ACCURACY, COMPLETENESS OR PERFORMANCE OF ANY CONFIDENTIAL INFORMATION, OR WITH RESPECT TO NON-INFRINGEMENT OR OTHER VIOLATION OF ANY INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY OR OF THE RECEIVING PARTY.

6.5. All documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of the receiving Party shall be and remain the property of the disclosing Party and shall be promptly returned to the disclosing Party or destroyed (with proof of such destruction), each upon disclosing Party’s request.

6.6. Nothing in this Agreement is intended to grant any rights to the receiving Party under any Intellectual Property Right of the disclosing Party, nor shall this Agreement grant receiving Party any rights in or to the Confidential Information except as expressly set forth in this Agreement.

6.7. The obligations of the receiving Party under this Agreement with respect to Confidential Information disclosed during the Term shall survive expiration or termination of this Agreement for a period of three (3) years following such expiration or termination for any reason; provided, however, that with respect to any Confidential Information that constitutes a trade secret under applicable law, the obligations of the receiving Party shall survive for so long as such information remains a trade secret.

7. LICENSE TERMS AND OWNERSHIP

7.1. SWARMER shall grant the CUSTOMER the limited, non-exclusive, non-transferable, revocable (as set in Section 14.6.5), sublicensable (as set out in this Section 7.1(e) below), fully-paid License to use the Software in object code form together with all future updates thereto under the following terms and conditions:

(a)
the territory of the License: worldwide, except for the Restricted Territories;
(b)
the period during which the CUSTOMER shall have access to download copies of the Software (where applicable): as specified in the relevant Statement of Work;
(c)
the permitted use of the Software:
(i)
downloading (if applicable) and installation into and reproduction on the Integrated Products;
(ii)
supply/transfer/sale of the Integrated Products with the Software installed therein to the CUSTOMER’s Partners and/or End-Users under the EULA as incorporated in or bundled with the Integrated Products; and
(iii)
public demonstration and marketing promotion of the installed Software capabilities for the purpose of marketing/advertising the Integrated Products;
(d)
the term of the License (including by way of sublicensing): perpetual;
(e)
sublicensing of the License:
(i)
solely within the scope as specified in Section 7.1.(a)-(d) to the CUSTOMER’s Affiliates; and

Exhibit 10.4

(ii)
solely within the scope as specified in Section 7.1.(a), Section 7.1(c)(ii), and Section 7.1.(d) to Partners.

Except for the License grants herein, nothing in this Agreement grants or conveys, or permits the CUSTOMER to grant or convey, any ownership right in any of SWARMER’s Property, or any article or copy thereof or Intellectual Property Rights therein.

7.2. The Parties acknowledge and agree on follows:

all right, title, and interest in and to SWARMER’s Property, including all new developments and any improvements developed in the course of the Parties’ relationship therein, whether or not developed exclusively for the CUSTOMER, are and will remain with SWARMER. The CUSTOMER has no right or license with respect to any SWARMER Property except as expressly licensed herein, in each case subject to the requirements and restrictions set forth in this Agreement;

the CUSTOMER owns all right, title, and interest, including all Intellectual Property Rights, in and to the CUSTOMER’s Property. If any Deliverable that is specifically identified as being the CUSTOMER’s Property in respective Statement of Work will be owned by the CUSTOMER, and will be assigned by SWARMER in accordance with such Statement of Work.

7.3. SWARMER has the sole right and discretion, but not the obligation, to prevent or abate any actual or threatened infringement, misappropriation, or violation of SWARMER’s rights in, and to attempt to resolve any claims relating to, the Software or any other Swarmer Property. If SWARMER undertakes the enforcement or defense of any Intellectual Property Rights in or relating to the Software or any other SWARMER’s Property, any recovery, damages, or settlement amount derived from such action (whether or not litigated) shall be retained in its entirety by SWARMER.

8. CUSTOMER’S LICENSE

8.1. In the event when it is necessary for the purposes of rendering the Services, SWARMER is hereby granted for the Term of this Agreement a non-exclusive, worldwide, non-transferable, revocable, during the Term of this Agreement, fully paid license to use the CUSTOMER’s Property related to such property exclusively for the purpose of rendering Services under this Agreement.

8.2. The CUSTOMER acknowledges and agrees that SWARMER may collect, access, receive, use, store, process, analyse, reproduce, modify, and otherwise exploit the Operational Data for the purposes of:

(a)
operating, maintaining, supporting, improving, testing, validating, and developing the Software and related products and services;
(b)
training, testing, tuning, and improving SWARMER’s models, algorithms, and functionalities;
(c)
generating statistics, performance benchmarks, technical insights, and analytical outputs; and
(d)
compliance, security monitoring, incident investigation, and internal business purposes.

To the extent that any Intellectual Property Rights or other rights vest in the CUSTOMER in any Operational Data, the CUSTOMER hereby grants to SWARMER a worldwide, non-exclusive, sublicensable, transferable, irrevocable, perpetual, fully paid-up, royalty-free license to use, reproduce, process, adapt, modify, analyse, distribute internally, and create derivative works from such Operational Data for the purposes set out in this Agreement.

The CUSTOMER shall ensure that it has obtained, and shall maintain, all rights, consents, permissions, and other legal bases necessary for SWARMER to collect, access, receive, use, store, process, and otherwise exploit the Operational Data as contemplated by this Section.

SWARMER shall be entitled to use Operational Data in anonymised, aggregated, or de-identified form without restriction for its internal business purposes, including product improvement, analytics, benchmarking, model training, and development.

9. RESTRICTIONS AND CUSTOMER’S OBLIGATIONS

9.1. License Restrictions. Nothing in this Agreement shall be construed as granting the CUSTOMER any rights to:

(a)
reproduce copies of the Software for the purpose of subsequent sale, supply, transfer, etc., whether for consideration or free of charge, to third parties as standalone copies or as part of any other, except for the Integrated Products, equipment or goods;

Exhibit 10.4

(b)
make the Software available to any third party via Internet resources or any time-sharing, service bureau, software as a service, cloud, or other technology;
(c)
reverse engineer, decompile, decode, disassemble, or otherwise attempt to derive or gain access to the source code of the Software or any part thereof, except as, and only to the extent that, these acts are permitted with respect to any Open Source Components under the applicable open source license;
(d)
make any changes, modifications, enhancement, or additions to the Software, correct any errors therein, or otherwise interfere with it in any way, including for the purpose of creating derivative copyright works based on the Software;
(e)
use any Software for the CUSTOMER’s own internal business operations, including development and providing of a competing software product or service, unless it enters into a separate license agreement with SWARMER permitting such use;
(f)
bypass, breach, or disable any security device, copy control, or digital rights management tool, or other protection used by any Software, or induce or assist any third party to do so;
(g)
remove, delete, add to, alter, or obscure the End-User Documentation, EULA, or any warranties, disclaimers, copyright, trademark, patent, or other intellectual property, proprietary rights, or other notices, or any marks, symbols or serial numbers (including any SWARMER’s Marks) that appear on or in connection with any Software as provided or directed by or on behalf of SWARMER;
(h)
use the Software for purposes of benchmarking or competitive analysis of the Software; or
(i)
make any representations, warranties, guarantees, indemnities, claims, or other commitments: (i) actually, apparently, or impliedly on SWARMER’s behalf; or (ii) concerning or relating to any Software that are in addition to or inconsistent with any then-existing representations, warranties, guarantees, indemnities, claims, or other commitments in this Agreement, the EULA, the End-User Documentation, or any written documents provided or made available by SWARMER to the CUSTOMER that concern or relate to that Software.

9.2. Partner and End-User Restrictions. The CUSTOMER is prohibited from and shall not be entitled to enter into any negotiations, discussions, agreements, or any relationship of whatsoever nature concerning the Integrated Products with installed Software with any Partner and/or End-User:

(a)
which is subject to sanctions imposed by:
(i)
the European Union (Consolidated list of persons, groups and entities subject to EU financial sanctions); or
(ii)
the National Security and Defense Council of Ukraine Office pursuant to the Law of Ukraine “On Sanctions”; or
(iii)
the Office of Foreign Assets Control of the US Department of the Treasury (OFAC) and any other empowered state/government authorities of the USA; or
(iv)
the United Kingdom Office of Financial Sanctions Implementation (OFSI) of the HM Majesty's Treasury; or
(v)
the United Nations (Consolidated United Nations Security Council Sanctions List); or;
(vi)
Global Affairs Canada pursuant to the Special Economic Measures Act, the Justice for Victims of Corrupt Foreign Officials Act, or any other Canadian federal sanctions legislation; or
(vii)
the governing body in the jurisdiction in which the End-User operates;
(b)
any shareholder, beneficial owner (if direct, 25% and more), or director, officer of which is:
(i)
resident and/or citizen of the Restricted Territory; or
(ii)
subject to sanctions imposed by any authority set out in Section 9.2(a); or
(iii)
organized under the laws of the Restricted Territory or otherwise (directly or indirectly by any means) connected with the Restricted Territory; or
(c)
which is the Proxy; or
(d)
which is located in, organized under the laws of, or otherwise (directly or indirectly by any means) connected with the Restricted Territory.

9.3. Marks Use Restrictions. Neither Party shall use any Mark of the other Party:

(a)
in or in connection with the advertising, promotion, marketing or distribution of any goods, services or technologies other than the installed Software as components of the Integrated Products;

Exhibit 10.4

(b)
as part of the Party’s corporate or trade name or any domain name;
(c)
in any way that may cause confusion, mistake or deception;
(d)
in any way that may dilute, tarnish or otherwise diminish the other Party’s Marks’ distinctiveness, or jeopardize the reputation of or goodwill associated with the other Party’s Marks, Software (in relation to SWARMER) or Integrated Products (in relation to the CUSTOMER), or the validity or the other Party’s ownership of its Marks or the registrations therein; or
(e)
to register or attempt to register the other Party’s in any jurisdiction any new mark that is identical to or substantially similar to any of the other Party’s Marks or that incorporates any of the other Party’s Marks in whole or in substantially similar part.

9.4. Ethics Restrictions. Both Parties will refrain from activities that:

a)
are illegal, unfair, misleading or unethical; or
b)
might bring either Party or its Software (in relation to SWARMER) or Integrated Product (in relation to the CUSTOMER) into disrepute. That also includes that neither Party can make any adverse public statement or comment concerning the other Party, the Integrated Product (in relation to the CUSTOMER) or the Software (in relation to SWARMER), its respective employees, contractors, and management; or
c)
abrogate or circumvent the Agreement based on circumstances that did not exist at the time that the Agreement was entered into.

Both Parties will cooperate fully in any investigation or evaluation of such matters.

9.5. The CUSTOMER shall ensure that:

(a)
all its Partners strictly adhere to and incorporate the language, same as that used in Section 9.1 and Section 9.2 in the agreements executed between the Partner and the End-User;
(b)
it provides SWARMER with:
(i)
a comprehensive report for a period as specified by SWARMER in its relevant request on:
i.
quantity of Licenses which have been activated by the CUSTOMER, its Partners, and their End-User (the “Activated Licenses”);
ii.
information about the Partners and End-Users (name and country of registration/residence); and
iii.
the territory/country/jurisdiction in which each Activated License is used; and
(ii)
all copies of the end-user certificates (statements) issued by the End-Users whom the manufactured Integrated Products have been sold (including sold via several Partners) for a period as specified by SWARMER in its relevant request;
(iii)
all copies of import licenses, authorizations, or permits and delivery verification certificates under which Integrated Products with installed Software have been delivered to countries or jurisdictions of the CUSTOMER's respective Partners and their End-Users through all supply chains, when applicable.

Such a report and copies of the end-user certificates (statements) in written form shall be provided by the CUSTOMER to SWARMER within ten (10) Business Days as of the day of the request receipt;

(c)
no agreement between the CUSTOMER and its Partners and End-Users contains inconsistent terms with the present Agreement and EULA;
(d)
no payment made to SWARMER under this Agreement is funded, whether directly or indirectly, by any such person who is subject to any restriction set out in Section 9.2 of the Agreement;
(e)
prior to entering into any agreement or transaction with any Partner or End-User involving the Integrated Products with the installed Software, it conducts, and thereafter maintains on an ongoing basis at intervals of no less than twelve (12) months, appropriate sanctions and restricted party screening of each such Partner and End-User (including their directors, officers, and, to the extent reasonably ascertainable, beneficial owners (if direct, 25% and more)) against the lists maintained by each of the authorities referred to in Section 9.2(a) of this Agreement, using either the official databases published by the relevant authorities or reputable commercial screening tools, and retains records of all such screening checks for a period of no less than five (5) years from the date of the relevant check;

Exhibit 10.4

(f)
it complies, and procures that its Affiliates, Partners, and End-Users comply, with all Applicable Export Control Laws in connection with the Software, the Integrated Products with the installed Software, and any Deliverables, including that neither the CUSTOMER nor any of its Affiliates, Partners, or End-Users shall, directly or indirectly:
(i)
export, re-export, transfer, supply, sell, or otherwise make available the Software, the Integrated Products with the installed Software, or any Deliverables, in their entirety or in part, in connection with the development, production, handling, operation, maintenance, storage, detection, identification, or dissemination of chemical, biological, or nuclear weapons or other nuclear explosive devices, or the development, production, maintenance, or storage of missiles capable of delivering such weapons;
(ii)
use, export, re-export, or transfer the Software, the Integrated Products with the installed Software, or any Deliverables for a military end-use, as defined in Article 4(1)(b) of Regulation (EU) 2021/821, in a country subject to an arms embargo imposed by the European Union, the United Nations Security Council, or any other relevant authority;
(iii)
use the Software, the Integrated Products with the installed Software, or any Deliverables as parts or components of military items listed in any applicable national military list that have been exported from the territory of the relevant state without authorisation or in breach of an authorisation prescribed by the applicable legislation of that state;
(iv)
export, re-export, transfer, or divert the Software, the Integrated Products with the installed Software, or any Deliverables to any territory, natural person, or legal entity where such export, re-export, transfer, or diversion would require a licence, authorisation, or permit under any Applicable Export Control Laws, unless and until such licence, authorisation, or permit has been duly obtained;
(v)
prior to the first export, re-export, or transfer of the Integrated Products with the installed Software or any Deliverables to any jurisdiction in which neither the CUSTOMER nor its Partners have previously supplied Integrated Products with the installed Software (the “New Jurisdiction”), it provides SWARMER with no less than fifteen (15) Business Days’ prior written notice specifying the New Jurisdiction, the identity of the proposed Partner or End-User, and the intended end-use. SWARMER shall have the right to object to such export, re-export, or transfer by written notice to the CUSTOMER within such fifteen (15) Business Day period solely on the grounds that the proposed transaction would, in SWARMER’s reasonable opinion, breach or risk breaching any Applicable Export Control Laws, any restriction set out in Section 9.2 of this Agreement, or any applicable export licence or authorisation held by SWARMER. If SWARMER does not deliver a written objection within such period, the CUSTOMER shall be entitled to proceed with the proposed transaction. An objection by SWARMER under this Section shall be binding on the CUSTOMER;
(vi)
it obtains and maintains, at its own cost and expense, all import licences, authorisations, permits, and approvals required under the laws of its jurisdiction for the import, receipt, use, and onward supply of the Software and the Integrated Products with the installed Software, and provides SWARMER with copies of any such import licences or authorisations promptly upon SWARMER's request; and
(vii)
it provides SWARMER with such information, documentation, and reasonable assistance as may be required by SWARMER or any competent authority in connection with obtaining or maintaining any export licence, authorisation, or permit relating to the Software, the Integrated Products with the installed Software, or any Deliverables under this Agreement;
(g)
if the CUSTOMER becomes aware, or has reasonable grounds to suspect, that any of its Partners or End-Users (or any director, officer, shareholder, or beneficial owner thereof) has become subject to any sanctions, embargo, or restrictive measures imposed by any authority referred to in Section 9.2(a), or has become resident in, organised under the laws of, or otherwise connected with the Restricted Territory, or is or has become a Proxy, the CUSTOMER shall:
(i)
notify SWARMER in writing within three (3) Business Days of becoming so aware, providing all material details known to the CUSTOMER;

Exhibit 10.4

(ii)
immediately suspend all further supply, transfer, and delivery of the Integrated Products with the installed Software and any Deliverables to the affected Partner or End-User pending SWARMER’s written instructions; and
(iii)
cooperate fully with SWARMER to investigate, mitigate, and remediate the matter, including by providing all relevant documentation, correspondence, and information reasonably requested by SWARMER;
(h)
neither the CUSTOMER nor any of its Affiliates, Partners, or End-Users shall, directly or indirectly, take any action, enter into any arrangement, or structure any transaction the purpose or effect of which is to circumvent, avoid, or evade any restriction, prohibition, or obligation set out in Section 9.1, Section 9.2, Section 9.5, or any Applicable Export Control Laws, including through the use of intermediaries, agents, front companies, shell entities, back-to-back arrangements, transshipment through third countries, or any other device or scheme designed to obscure the true identity of a party, the ultimate destination of the Software or the Integrated Products with the installed Software, or the ultimate end-use or end-user thereof;
(i)
it shall not, and shall procure that its Affiliates, Partners, and End-Users shall not, take any action, enter into any transaction, or engage in any course of dealing involving the Software, the Integrated Products with the installed Software, or any Deliverables that would, or would reasonably be expected to, cause SWARMER or any of its Affiliates to become the subject of secondary sanctions, restrictions, or enforcement measures imposed by the Office of Foreign Assets Control of the US Department of the Treasury (OFAC), including by engaging in any transaction that could constitute a “significant transaction” (within the meaning of applicable US Executive Orders or sanctions legislation) with any person designated on the OFAC Specially Designated Nationals and Blocked Persons List (SDN List), the OFAC Sectoral Sanctions Identifications List (SSI List), or any other restricted party list maintained by OFAC, or with any person that is owned fifty percent (50%) or more, directly or indirectly, by one or more such designated persons. If the CUSTOMER becomes aware of any action, transaction, or circumstance that has resulted in, or is reasonably likely to result in, such exposure for SWARMER, the CUSTOMER shall notify SWARMER in accordance with Section 9.5(g) of this Agreement; and
(j)
it shall read, acknowledge, and at all times comply with SWARMER’s Corporate Code of Conduct and Ethics and Whistleblower Policy, as published and made available at SWARMER's website (as at the Effective Date: https://getswarmer.com/wp-content/uploads/2026/03/SWMR-Corporate-Code-of-Conduct-and-Ethics-and-Whistleblower-Policy_publish.docx.pdf) (the “Code of Conduct”). SWARMER may update or amend the Code of Conduct from time to time by publishing a revised version on its website and notifying the CUSTOMER by email in accordance with Section 15.5 no less than thirty (30) calendar days prior to such update or amendment taking effect. In the event that a material amendment to the Code of Conduct creates a direct conflict with the CUSTOMER's express obligations under this Agreement, the terms of this Agreement shall prevail to the extent of such conflict.

9.6. The Parties agree that any of the following shall constitute a material breach:

(a)
the CUSTOMER’s failure to adhere any restriction set out in Section 9.1 or Section 9.2;
(b)
the CUSTOMER’s failure to ensure any of its obligation set out in Section 9.5;
(c)
the either Party’s failure to adhere to any restriction set out in Section 9.3 or Section 9.4.

10. NON-SOLICITATION

10.1. Each Party shall not directly or indirectly, including through its Affiliates or third parties, without the prior written consent of other Party, at any time during the term of this Agreement and for a period of two (2) years following its termination or expiration, as the case may be, solicit, subcontract or hire for employment or attempt to hire for employment, any person who is, or has been, engaged as an employee or independent contractor or subcontractor of the first Party or its Affiliates in the provision of the Services. Any consent given by another Party in accordance with this Section shall be at such other Party’s sole discretion.

10.2. If the Party violates the non-solicitation obligation at Section 10.1, it shall be liable to pay liquidated damages in the amount of [***] per each employee, independent contractor or subcontractor, and the Parties agree that this sum is a genuine pre-estimate by each of them of its foreseeable loss caused by breach of Section 10.1 and a fair representation of the materiality of the obligation assumed by the

Exhibit 10.4

breaching Party and the consequences of its breach. Payment of the sum mentioned in this Section 10.2 shall not exclude or restrict any further remedy for the breach available for the injured Party under applicable law.

11. WARRANTY, EXCEPTIONS, AND DISCLAIMER
11.1. Parties’ Warranties. Each Party warrants on an ongoing basis the following:
(a)
it is duly organized, validly existing and in good standing under the laws of its jurisdiction and has the power and authority to enter into this Agreement and to fully perform its obligations hereunder. This Agreement has been duly executed by the Party’s authorized representative and constitutes its valid, binding obligation;

(b) nothing contained in this Agreement or in the performance of this Agreement will place the Party in breach of any other contract or obligation with any third party or agency;
(c)
it complies and shall comply at all times with any applicable laws, rules and regulations, including those related to use and processing of data (including personal data), governing anti-bribery and corruption, export controls in the jurisdiction in which it operates;

(d)
neither Party nor any of its directors, secretary, shareholders, ultimate beneficial owners (whether direct (if direct, 25% and more) or indirect), or Affiliates:
(i)
is subject to sanctions imposed by authorities specified in Section 9.2(a); or
(ii)
is a resident or citizen of the Restricted Territory.

Additional Warranties. The Parties, upon necessity, may agree upon any additional warranties in the relevant Statement of Work, whether mutual or provided by the particular Party.
11.2. SWARMER’s Warranties. SWARMER warrants on an ongoing basis the following:
(a) Services and Software:
(i)
the Services shall be performed using reasonable skill and care and, in all material respects, in accordance with specifications, technical requirements, and quality standards defined in the Agreement, Statement of Work, and Annexes thereto;

(ii) the Software will perform as described in Annex 1;
(b) Intellectual Property:
(i) the Software will not contain any illegal or inappropriate content;
(ii) the Software will be free from any viruses, Trojan Horses, harmful code or malware, or backdoors or other access methods;
(iii) neither the Software, nor its exploitation under the License infringe Intellectual Property Rights of a third party;
(iv) SWARMER has authority to grant the License to the CUSTOMER in scope as set out in Section 7.1;
(v)
to SWARMER’s knowledge, the Software does not incorporate any controlled U.S.-origin content that, by reason of such content alone, would cause the Software, as delivered, to be subject to the EAR or to constitute ITAR-controlled technical data or software directly related to defense articles.

11.3. The CUSTOMER’s Warranties. The CUSTOMER warrants on an ongoing basis the following:
(a)
no funds to be used for payments under this Agreement are derived directly or indirectly from any person resident in, organised under the laws of, or operating from the Restricted Territory, or from any Proxy acting on behalf of or for the benefit of any such person;

(b)
it has authority to grant the rights to SWARMER as set out in Section 8.1 regarding the CUSTOMER’s Property and SWARMER’s use thereof will not infringe the Intellectual Property Rights of any third party;

Exhibit 10.4

(c) if applicable, it will obtain necessary import authorization issued by competent authorities to perform this Agreement;
(d)
it continuously monitors and maintains awareness of all sanctions, embargoes, and restrictive measures imposed or amended by any authority referred to in Section 9.2(a), and shall at all times be deemed to have full knowledge of all such sanctions, embargoes, and restrictive measures as of the date of their official publication by the relevant authority, irrespective of whether any notice has been given by SWARMER.

11.4. Exceptions. SWARMER’s warranties set out in Section 11.2(a)(ii) does not apply to the Errors arising out or in connection with:

(a)
Software that are modified or damaged by the CUSTOMER or its Partners, End-Users without the consent or direction of SWARMER;
(b)
the CUSTOMER’s or any third party’s on its behalf (except SWARMER or its contractors’) gross negligence, abuse, misapplication, or misuse of the Software;
(c)
the CUSTOMER’s failure to install all Maintenance Releases that SWARMER has previously made available to the CUSTOMER within a reasonable time.

11.5. DISCLAIMER OF WARRANTIES. Except as expressly set out in this Agreement, including Section 11.1 and Section 11.2, and subject always to Section 12.2, the Software, Services, End-User Documentation, SWARMER’s Property, Deliverables, and all other materials, information provided by or on behalf of SWARMER under this Agreement are provided “as is” and “as available”.

SWARMER gives no representation, warranty, condition or other term, express, implied, statutory or otherwise, and expressly excludes, to the fullest extent permitted by applicable law, all implied warranties, conditions or other terms, including any implied terms as to merchantability, satisfactory quality, fitness for a particular purpose, accuracy, completeness, or arising from course of dealing, usage or trade.

Without limiting the foregoing, and except as expressly set out in this Agreement, SWARMER does not warrant that:

(a)
the Software, Services, End-User Documentation, or any Deliverables will meet the CUSTOMER’s, its Affiliates’, Partners’ or End-Users’ requirements or intended use cases;
(b)
the Software or any Services will operate uninterrupted, be continuously available, be error-free, or be free from non-material defects;
(c)
the Software will be compatible or interoperable with any hardware, firmware, software, system, platform, network, sensor suite, or other product not expressly identified in Annex 1, Statement of Work, or End-User Documentation as supported by SWARMER;
(d)
any use of the Software within any Integrated Product will achieve any specific commercial, technical, operational, flight, mission, procurement, regulatory, certification, or performance outcome; or
(e)
all defects or errors are capable of correction or that any correction will be made within any particular time, except as expressly provided in this Agreement.

The CUSTOMER acknowledges that the Software is only one component of the Integrated Products, and that the proper selection, integration, installation, configuration, validation, operation, use, and legal/regulatory compliance of the Integrated Products remain the responsibility of the CUSTOMER and its relevant Partners and End-Users, except to the extent expressly assumed by SWARMER in this Agreement or the applicable Statement of Work.

Nothing in this Section 11.5 excludes or limits any liability that cannot lawfully be excluded or limited under governing law.

Exhibit 10.4

12. INDEMNIFICATION

12.1. Mutual Indemnification. Each Party (the “Indemnifying Party”) shall on demand indemnify, defend and hold harmless the other Party, its Affiliates, and their respective officers, and directors (the “Indemnified Party”) from and against any and all losses, liabilities, damages, costs, expenses, claims, actions, proceedings, penalties, demands, and judgments, including reasonable legal fees and expenses arising in or connection with third party’s claims (the “Losses”), whatsoever arising out of or in connection with Indemnifying Party’s:

(a)
breach of confidentiality obligations;
(b)
breach of any restriction outlined in Sections 9.3 or Section 9.4;
(c)
breach of any warrant outlined in Section 11.1.;
(d)
negligence, wilful misconduct or fraud;
(e)
any violation by the Indemnifying Party of applicable law.

12.2. SWARMER’s Indemnification. SWARMER shall, on demand, indemnify, defend, and hold harmless the CUSTOMER from and against any and all Losses incurred by CUSTOMER resulting from SWARMER’s breach of any warranty set out in Section 11.2.(b).

If any third party claim is made or, in SWARMER’s reasonable opinion, is likely to be made, the CUSTOMER agrees to permit SWARMER, at SWARMER’s sole cost and expense, to:

(a)
modify or replace the Software or component or part thereof, to make it non-infringing; or
(b)
obtain the right for the CUSTOMER to continue use.

Section 12.2 shall not apply to the extent that the relevant third party claim arises out of or in connection with:

(a)
any specification, material, instruction, data, mark, or other item provided by or on behalf of the CUSTOMER;
(b)
any modification, alteration, or addition to the Software or SWARMER’s Mark not made or expressly authorized in writing by SWARMER;
(c)
the combination, operation, or use of the Software with any hardware, firmware, software, system, data, platform, sensor, or other product not supplied, approved, or expressly authorized by SWARMER in writing, if the claim would not have arisen but for such combination, operation, or use;
(d)
use of the Software or SWARMER’s Mark other than in accordance with this Agreement, the applicable Statement of Work, End-User Documentation, EULA, or SWARMER’s written instructions;
(e)
the CUSTOMER’s failure to install or implement any Maintenance Release made available by SWARMER within a reasonable period, where the claim would have been avoided by such installation or implementation; or
(f)
any continued use of the affected Software, SWARMER’s Mark, or relevant item after SWARMER has provided a modification, replacement, right to continue use, or notice to cease such use.

12.3. CUSTOMER’s Indemnification. The CUSTOMER shall, on demand, indemnify, defend, and hold harmless SWARMER, its Affiliates, and their respective officers, directors (each the “SWARMER Indemnitee”) from and against any and all Losses incurred by SWARMER Indemnitee resulting from or in connection with:

(a)
the CUSTOMER’s breach of any warranty set out in Section 11.3;
(b)
the CUSTOMER’s, its Affiliates’, Partners’, or End-Users’ use of the Software in any manner other than as permitted under this Agreement or in breach of any restriction set out in Section 9.1 or Section 9.2;
(c)
the CUSTOMER’s failure to ensure that its Partners and End-Users receive and accept the EULA and the restrictions required under this Agreement;
(d)
any data, materials, specifications, marks, content, instructions, or other items provided by or on behalf of the CUSTOMER to SWARMER;
(e)
any allegation that the CUSTOMER’s Property, the CUSTOMER’s Mark, or any item referred to in Section 12.3(d), or SWARMER’s use thereof in accordance with this Agreement, infringes, misappropriates, or otherwise violates any Intellectual Property Rights or other rights of any third party;

Exhibit 10.4

(f)
any breach by the CUSTOMER, its Affiliates, Partners, End-Users, or any person acting on its behalf of any applicable sanctions or export control, restriction in connection with this Agreement, the Software, or any Integrated Product; or
(g)
any claim relating to the Integrated Products, drone platform, hardware, manufacturing, assembly, installation, integration, operation, maintenance, marketing, distribution, or use thereof, except to the extent that such claim arises solely and directly from SWARMER’s breach of the warranties set out in Section 11.2(b)(iii) or Section 11.2(b)(iv).

12.4. Indemnification Procedure. The indemnities set out in this Section 12 shall apply provided that:

(a)
the Indemnified Party promptly notifies the Indemnifying Party in writing of any claim for which it seeks indemnification; provided, however, that any delay or failure to give such notice shall not relieve the Indemnifying Party of its obligations except to the extent it is materially prejudiced thereby;
(b)
the Indemnifying Party shall have sole control of the defense and settlement of such claim; provided that the Indemnifying Party shall not settle any claim in a manner that admits liability of, or imposes any obligation on, the Indemnified Party without the Indemnified Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed;
(c)
the Indemnified Party shall provide the Indemnifying Party with reasonable cooperation and assistance in connection with the defense of such claim, at the Indemnifying Party’s cost and expense; and
(d)
the Indemnified Party shall use reasonable efforts to mitigate the Losses in respect of which it seeks indemnification.

13. LIMITATION OF LIABILITY

13.1. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT INCLUDING BUT NOT LIMITED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), MISREPRESENTATION, RESTITUTION OR OTHERWISE, WHETHER OR NOT FORESEEABLE AND REGARDLESS OF THE FORM OF CLAIM OR ACTION. THE PARTY’S TOTAL LIABILITY TO THE OTHER PARTY SHALL NOT EXCEED THE HIGHER OF THE TOTAL AMOUNTS PAID OR PAYABLE TO SWARMER FOR THE SERVICES UNDER ALL APPLICABLE STATEMENT OF WORKS IN THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO ANY CLAIM, OR USD 500,000.00 (FIVE HUNDRED THOUSAND US DOLLARS).

13.2. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 13 SHALL NOT APPLY WITH RESPECT TO SECTION 6 (CONFIDENTIALITY), SECTION 9 (RESTRICTIONS), SECTION 11.1 (PARTIES’ WARRANTIES), SECTION 11.2 (SWARMER'S WARRANTIES), SECTION 11.3 (THE CUSTOMER'S WARRANTIES), SECTION 12 (INDEMNIFICATION), OR OTHER LIABILITY FOR WHICH IT WOULD BE UNLAWFUL UNDER APPLICABLE LAW FOR THE PARTIES TO LIMIT LIABILITY.

13.3. Product Liability Allocation. The CUSTOMER acknowledges and agrees that SWARMER supplies the Software only as one component of the Integrated Products and does not design, manufacture, assemble, certify, test, operate, maintain, market, distribute, or deploy the Integrated Products as complete platforms, except to the extent expressly set out in the relevant Statement of Work.

Accordingly, except as expressly set out in this Agreement, SWARMER does not assume, and expressly disclaims, any responsibility or liability for:

(a)
the airworthiness, flight safety in respect to the Integrated Product as a hardware, navigation safety, or operational safety of any Integrated Product with the installed Software;
(b)
the final platform certification, regulatory approval, conformity assessment, or legal placing on the market or use of any Integrated Product with the installed Software in any jurisdiction;

Exhibit 10.4

(c)
the suitability, fitness, or appropriateness of any Integrated Product with the installed Software for any specific mission, objective, deployment scenario, operational environment, payload, or end-use; or
(d)
any weapons use, targeting decision, military, security, law-enforcement, operational, or tactical decision, or any act or omission of any operator, pilot, remote pilot, commander, End-User, or other person using or directing the use of any Integrated Product;
(e)
any procurement, commercial, regulatory, governmental, or marketing outcome relating to the Integrated Products with the installed Software;

The CUSTOMER shall be solely responsible for the installation, configuration, validation, certification, operation, deployment, and use of the Integrated Products with the installed Software, and for ensuring that the Integrated Products with the installed Software comply with all applicable laws, regulations, technical requirements, and operational constraints in the jurisdictions where they are marketed, supplied, transferred, deployed, or used.

14. TERM, TERMINATION, AND FORCE MAJEURE
14.1. Term

The term of this Agreement shall commence on the Effective Date and shall continue in effect for a period of one (1) year (the “Initial Term”), unless terminated earlier in accordance with Section 14 of this Agreement.

The Initial Term shall automatically be renewed for successive one (1) year periods unless either Party provides the other Party with the notice of its desire to terminate at least thirty (30) calendar days prior to the expiration date of the then-current term (the “Renewal Term”). The Initial Term and each Renewal Term are collectively referred to as the “Term”.

14.2. Termination without cause. Either Party has a right to terminate this Agreement or any separate Statement of Work thereto without cause by sending a one hundred eighty (180) days written notice to the other Party in the order provided in Section 14.5.

14.3. Termination for cause. Either Party has a right to terminate this Agreement following the procedure provided in Section 14.5:

(a)
effective on written notice to the other Party, if the other Party materially breaches this Agreement, and such breach: (i) is incapable of cure; or (ii) being capable of cure, remains uncured thirty (30) days after the non-breaching party provides the breaching Party with written notice of such breach;
(b)
effective immediately upon written notice to the other Party, if the other Party: (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (ii) files, or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iii) makes or seeks to make a general assignment for the benefit of its creditors; or (iv) applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.
(c)
effective immediately upon written notice to the other Party, if any warranty of the other Party which contained in Section 11.1 proves to have been materially untrue or misleading;
(d)
effective immediately upon written notice to the other Party if such other Party defaults on or materially breaches any other agreement or arrangement that it has with terminating Party, and such default or breach, in the terminating Party’s reasonable opinion, materially affects the terminating Party’s rights, interests, or legitimate commercial expectations under this Agreement.

14.4. Termination by SWARMER for cause. Notwithstanding the contrary contained in Section 14.3(a), SWARMER has a right to terminate this Agreement effective immediately upon written notice to the CUSTOMER, if the CUSTOMER breaches any restriction set out in Section 9.1, Section 9.2, Section 9.5 or the CUSTOMER’s warranties set out in Section 11.3.

Exhibit 10.4

14.5. Termination procedure. In the event that either Party decides to terminate the present Agreement or Statement of Work, it shall serve the other Party with a written notice of termination pursuant to Sections 14.2 - 14.4 specifying the details pertaining to the process of termination of the present Agreement, including but not limited to the cause of termination, the date upon which the Agreement terminates, the obligations that the other Party is required to fulfill within the period of time from the receipt of the notice and until the moment when the Agreement is deemed to be terminated, and a cure period, if the breach is capable of remedy. The Agreement shall terminate according to the terms and conditions laid out by the non-breaching Party in the written notice of termination as defined above and the other Party hereby acknowledges and recognizes that the non-breaching Party shall enjoy the complete and unrestricted freedom in articulating the terms and conditions of termination as referred hereto without having any obligation or duty to follow specific process or offer specific terms being imposed on it, which are not represented herein.

14.6. Effect of expiration or termination

14.6.1. In case of termination of:

(i)
the Agreement by any Party, all Statement of Works agreed between the Parties under this Agreement are deemed terminated as of the moment of termination of the Agreement;
(ii)
the Statement of Work by any Party, the Agreement and other Statement of Works shall remain in a full force and effect.

14.6.2. In case of expiration or termination of the Agreement or Statement of Work by any Party, the CUSTOMER shall pay SWARMER the Service Fee for all the Services actually provided by SWARMER to the CUSTOMER as of the date of expiration or termination.

14.6.3. In case of expiration, or termination of the Agreement or Statement of Work by the either Party pursuant to Section 14.2, or termination by the CUSTOMER pursuant to Section 14.3:

(i)
the CUSTOMER may continue to use the quantity of the Licenses that are fully paid by him as of the date of expiration or termination, and SWARMER continues to provide the Standard Support Services under the terms and conditions set out in Annex 2; and
(ii)
all direct EULA licenses followed to each Licenses as mentioned in Section 14.6.3(i) shall survive in accordance with their terms.

14.6.4. In case of termination of the Agreement or Statement of Work by SWARMER pursuant to Section 14.3:

(i)
the CUSTOMER may continue to use the quantity of the Licenses that are fully paid by him as of the date of termination (subject always to this Agreement, the EULA, and any applicable restrictions surviving termination);
(ii)
SWARMER shall have no obligation to continue to provide any Standard Support Services, except for the Maintenance Support under the terms set out in Annex 2; and
(iii)
all direct EULA licenses corresponding to each License as mentioned in Section 14.6.4(i) shall survive in accordance with their terms.

14.6.5. In case of termination of the Agreement or Statement of Work by SWARMER pursuant to Section 14.4:

(i)
all Licenses granted but not yet activated as of the effective date of termination shall be automatically revoked;
(ii)
all Licenses granted and activated by the End-Users shall be automatically revoked and deactivated by Swarmer;
(iii)
all direct EULA licenses corresponding to each License shall be deemed to be terminated as of the date of termination.

14.6.6. In case of termination of the Agreement or Statement of Work by either Party pursuant to Section 14.3 or Section 14.7, SWARMER shall refund to the CUSTOMER the pro-rata amount of the Service Fee actually paid in advance but not actually used or performed in respect of:

(i)
Non-Standard Services not actually provided as of the effective date of termination; and
(ii)
Licenses paid for in advance but not activated as of the effective date of termination.

Such refund shall be performed within thirty (30) calendar days of the time the notice of termination is sent to the other Party.

Exhibit 10.4

14.6.7. In case of termination of this Agreement or any Statement of Work by SWARMER pursuant to Section 14.4, SWARMER shall have no obligation towards the CUSTOMER to refund any amount of the Service Fee paid or payable, except to the extent such refund is expressly required under applicable law.

14.6.8. In case of expiry or early termination of the Agreement for any reason neither Party will have obligation to remove the published Marketing Materials from the Internet or from any other sources where such materials where placed during the Term.

14.7. Force Majeure

Neither Party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure results from a force majeure event including, without limitation, acts of God, governmental actions, war or national emergency, acts of terrorism, protests, riot, civil commotion, fire, explosion, flood, epidemic, lock-outs, strikes or other labor disputes (regarding exclusively to the Parties employees). Without limiting the foregoing, a force majeure event includes any delay, restriction, inability, or failure to perform or deliver products, services, software, technology, licenses, or other deliverables arising out of or relating to applicable export controls, sanctions, embargoes, trade restrictions, import or export licensing requirements, governmental authorizations, or any delay, denial, suspension, or revocation of any required approval. In such event, the affected performing Party may, in its sole discretion, take any measures it deems necessary or appropriate to comply with such requirements or to meet the requirements of this Agreement, including delaying, suspending, modifying, conditioning, or declining delivery or performance. The affected performing Party may also, in its sole discretion, provide, cause to be provided, or arrange for any applicable licenses, products, services, software, technology, or other deliverables through one or more of its Affiliates if it determines that doing so is necessary or appropriate to meet the requirements of this Agreement or to address such requirements. Any resulting delay, non-performance, or modified performance will be excused for so long as the applicable circumstances continue.

If the period of delay or non-performance continues for three (3) calendar months, the non-affected Party may terminate this Agreement by giving a ten (10) calendar days written notice to the affected Party, provided that the force majeure event does not cease during the notice period.

14.8. Survival. Sections 6, 7.1, 7.2,7.3, 8.2, 9.1, 9.2, 9.5, 10, 11, 12, 13, 14.6, 14.8, 15.6, 15.8, and 15.9 shall survive the expiration or termination of this Agreement for any reason.
15. GENERAL PROVISIONS
15.1. No waiver. No failure or delay by a Party to exercise any right under this Agreement or at law shall be a waiver of that right.

15.2. Amendment and Third Parties Rights. Any variation of this Agreement must be in writing (email excluded) and signed by the Parties. Only a Party, indemnified persons and the Parties’ Affiliates to this Agreement can enforce it.

15.3. Severability. If any part of this Agreement is found to be invalid or unenforceable, that shall not affect the rest of this Agreement. On such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.4. Counterparts. This Agreement can be executed in multiple counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same Agreement. No counterpart shall be effective until each Party has executed at least one counterpart. The Parties agree to sign this Agreement, any supplements thereto, and other documents electronically and to participate in electronic document management using DocuSign, Adobe e-Sign, or other e-signature service as agreed by the Parties from time to time.

Exhibit 10.4

15.5. Notices. Any notices under this Agreement must be in English and sent to the other Party’s registered office or by email, as set forth below:

If to SWARMER: Address: [***]

Email: [***]

Attention: Alexander Fink, Jennifer DeTrani

If to the CUSTOMER: Address: [***]

Email: [***]

Attention: [***]

15.6. Entire Agreement. This Agreement constitutes the whole agreement between the Parties and supersedes all previous agreements between them regarding its subject matter. Each party acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty other than as expressly set out in this Agreement. Nothing in this Section shall limit any liability for fraud.

15.7. Assignment. The CUSTOMER shall not assign, novate, transfer, sub-contract, charge or deal in any other manner with this Agreement or any rights under it without the prior written consent of SWARMER on such conditions that SWARMER may specify (without which any such purported steps will confer no rights). SWARMER may assign, novate, sub-license, transfer, sub-contract, charge or otherwise deal with this Agreement or any rights under it without the prior written consent of the CUSTOMER. Notwithstanding anything to the contrary herein, nothing in this Agreement shall preclude Swarmer from subcontracting the Services to its Affiliates or, where applicable, its employees and independent contractors, provided, however, that SWARMER shall remain fully liable for their performance.

15.8. Arbitration Clause and Governing Law. Any dispute, controversy or claim arising out of or in connection with this contract, or the breach, termination or invalidity thereof, shall be finally settled by arbitration administered by the SCC Arbitration Institute (the “SCC”). The Rules for Expedited Arbitrations shall apply where the amount in dispute does not exceed EUR 100,000. Where the amount in dispute exceeds EUR 100,000 the Arbitration Rules shall apply. The Arbitral Tribunal shall be composed of a sole arbitrator where the amount in dispute exceeds EUR 100,000 but not EUR 1,000,000. Where the amount in dispute exceeds EUR 1,000,000, the Arbitral Tribunal shall be composed of three arbitrators. The amount in dispute includes the claims made in the Request for Arbitration and any counterclaims made in the Answer to the Request for Arbitration. The seat of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. This Agreement shall be governed by the substantive law of England and Wales.

The Parties agree that any arbitration commenced under this Agreement shall be conducted solely on an individual basis. No arbitration shall be commenced, heard, or determined as a class arbitration, collective arbitration, representative arbitration, or group action, except where all relevant parties expressly agree otherwise in writing.

15.9. Injunctive Relief. Each Party acknowledges and agrees that any actual or threatened breach by the other Party of Section 6 (Confidentiality), Section 9 (Restrictions), or any provision of this Agreement relating to Intellectual Property Rights, may cause immediate and irreparable harm for which damages alone may not be an adequate remedy. Accordingly, without prejudice to Section 15.8, the non-breaching Party shall be entitled to seek and obtain injunctive relief or any other equitable relief from any court of competent jurisdiction in order to prevent, restrain, or remedy any such actual or threatened breach, without the need to prove special damages or the inadequacy of monetary damages.

Exhibit 10.4

15.10. Reservation of Rights. Swarmer reserves all rights, remedies, and defenses available under this Agreement, at law, or in equity, and no delay or failure to exercise any right will constitute a waiver.

15.11. In the event of any discrepancies between the English language version of this Agreement and any versions in any other languages into which it may be translated, the English language version shall prevail.

THUS, the Parties have executed this Agreement as of the Effective Date.
SWARMER ESTONIA OÜ
/s/ Alexander Fink ……………………………………… Alexander Fink Management Board member [***]
PROGRESS TRW S.R.O
/s/ [***] ……………………………………… [***] [***] [***]

Exhibit 10.4

ANNEX 1

SOFTWARE DESCRIPTION AND SPECIFICATIONS

1.
Software description:

Software and firmware that enable the following functionality:

a.
Swarmer OS - a software stack comprised of an operating system built to be deployed on an on-drone embedded computer to support security, connectivity, and autonomy.
b.
Swarmer AI - a software package to manage autonomous operations of UAVs and other unmanned vehicles, to be deployed on top of Swarmer OS.
c.
Swarmer UI - an AI-based coordinated drone operations command and control center, to be deployed on a dedicated laptop or computer at the drone ground control station or operation control center.
2.
Software specifications:

Swarmer OS -

a.
[***]
b.
[***]
c.
[***]
d.
[***]
e.
[***]
f.
[***]

Swarmer AI -

a.
[***]
b.
[***]
c.
[***]
d.
[***]
e.
[***]
f.
[***]

Swarmer UI -

a.
[***]
b.
[***]
c.
[***]
d.
[***]
e.
[***]
f.
[***]

3. Integrated Products shall meet the requirements:

a.
[***]
b.
[***]

i. [***]

ii. [***]

iii. [***]

iv. [***]

v. [***]

c.
[***]
d.
[***]

Exhibit 10.4

ANNEX 2

STANDARD SUPPORT SERVICES

1.1. Customer Support and Guidance

Standard support, Maintenance Release, training and guidance (e.g. answering questions regarding proper usage) will be provided free on a best-effort basis within 12 (twelve) months upon assignment the Licenses to the CUSTOMER via the Allocated Customer Repository. After 12-month period expiry the Parties may negotiate in good faith a fee for provisioning of these types of Standard Support Services by SWARMER.

1.2. Technical Support

Technical support encompasses any Errors elimination subject to following types of the Errors and their priority:

(i) Software Functionality Errors:

●
“Priority 1” – 4 hours to fix critical errors leading to system failure or significant impact on functionality, affecting more than one drone's operation;
●
Priority 2” – 24 hours to address moderate bugs or issues significantly limiting system usability, affecting only one drone's operation;
●
“Priority 3” and below: will be handled on a first-come-first-served basis, and response times may vary based on the magnitude and number of such issues;

(ii) Cloud Infrastructure Errors:

●
“Priority 1” – 4 hours to resolve critical cloud infrastructure issues leading to system failure or serious availability problems, affecting more than one drone's operation;
●
“Priority 2” – 24 hours to address moderate cloud infrastructure issues that may impact productivity but do not lead to complete system failure, affecting only one drone's operation;
●
“Priority 3” and below: will be handled on a first-come-first-served basis, and response times may vary based on the magnitude and number of such issues.

1.3. Non-standard support, field marketing, and field application engineering

Activities that are not typically covered by standard support, such as:

●
keeping personnel on-call for a specific event;
●
testing Integrated Products independently;
●
travel to support operations on-site;
●
accompanying to assist in its marketing or sales activities;
●
any other activity that typically falls under field marketing or field application engineering.

Will be billed as follows:

● Standard billable rate of [***].

● [***].

For large non-standard support activities the Parties will discuss the budget in advance of such activities, and the Customer will pre-approve the budget before Swarmer begins any work.

Exhibit 10.4

ANNEX 3

STATEMENT OF WORK #1

This is a Statement of Work (the “Statement of Work” or “SOW”) under the Master Supplier Agreement (the “Agreement”) dated as of June 25, 2026 between SWARMER ESTONIA OÜ, registered in Estonia under number [***], with registered office at [***] (“SWARMER”) and PROGRESS TRW S.R.O., registered in Czech Republic under registration number [***], having its registered office at [***] (“CUSTOMER”).

Unless otherwise indicated, all defined terms will have the same meaning as in the Agreement.
This SOW defines the scope of the Deliverables specified below.

Deliverables

In connection with this SOW, SWARMER will provide CUSTOMER with the Software Licenses described in Annex 1 of the Agreement subject to the Fees described herein with associated Support Services described in Annex 2 of the Agreement.

Fees

Fee is associated with [***] type of License to be delivered to CUSTOMER by SWARMER as follows:

License Allocation 1: Consisting of [***] Licenses of Swarmer OS for a per unit License Fee of [***] (“LA1”).

Total Fees

The Fees due under this SOW total [***].

Note: CUSTOMER may, at any point during the term of the license, in its sole discretion, upgrade any Swarmer OS license to Swarmer Platform License for an additional per License Fee of [***].

Optional Upgrade Fees

Should CUSTOMER elect full upgrade option for all LA1 Licenses, the following calculation shall apply: [***].

Maximum Fees Under SOW

Accordingly, the maximum amount of Fees under this SOW (assuming all options are exercised) is [***].

Payment Terms

SWARMER will issue the invoice upon delivery of activation keys for Licenses and the Licenses via the Allocated Customer Repository. CUSTOMER shall remit payment within 15 days of receiving the invoice.

Estimated Delivery Dates

With respect to Section 3.2. of the Agreement, activation keys for Licenses and the Licenses will be delivered (assigned) to the CUSTOMER via the Allocated Customer Repository on or before [***], provided the CUSTOMER pays total fees of [***] by or before [***]. Otherwise, activation keys for Licenses and the Licenses will be delivered (assigned) to the CUSTOMER via the Allocated Customer Repository within [***] Business Days upon credit of the total fees of [***] into SWARMER’s bank account.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.4

ACCEPTED AND AGREED:

CUSTOMER

SWARMER

By:

[***]

By:

/s/ Alexander Fink

Name, Title

Name, Title Alexander Fink

Management Board Member

Date:

June 25, 2026

Date:

June 25, 2026

Exhibit 10.4

ANNEX 4

END USER LICENCE AGREEMENT (EULA)

[***]